UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2016 (May 9, 2016)

Summit Midstream Partners, LP
(Exact name of registrant as specified in its charter)

Delaware	001-35666	45-5200503
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1790 Hughes Landing Blvd
Suite 500
The Woodlands, TX 77380
(Address of principal executive offices) (Zip Code)

Registrants’ telephone number, including area code: (832) 413-4770

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 9, 2016, Summit Midstream GP, LLC (the “general partner”), which manages and operates Summit Midstream Partners, LP (the “Partnership”) announced that Mr. Matthew F. Delaney was appointed to the Board of Directors (the “Board”) of the general partner. Mr. Delaney will serve as an “Energy Capital Partners Designated Director.” Mr. Delaney was selected to serve as a director due to his affiliation with Energy Capital Partners, which controls the general partner, his knowledge of the energy industry, and his financial and business expertise. Mr. Delaney has been an investment professional at Energy Capital Partners since 2011 and currently serves on the board of Chieftain Sand and Proppant, LLC.   Prior to joining Energy Capital Partners, Mr. Delaney worked in the Investment Banking Division at Morgan Stanley focusing on energy mergers and acquisitions.  Mr. Delaney received a B.A. in Economics from Amherst College.  Mr. Delaney will not be compensated for his service on the Board.
Mr. Delaney replaces Mr. Christopher M. Leininger, who resigned from the Board on May 9, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Summit Midstream Partners, LP
(Registrant)

	By:	Summit Midstream GP, LLC (its general partner)

Date: May 11, 2016	/s/ Matthew S. Harrison
Matthew S. Harrison, Executive Vice President and Chief Financial Officer

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